UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  October 13, 2005

Commission File Number	Exact name of the registrant as specified in its charter, address of principal executive offices and the registrant's telephone number	IRS Employer Identification Number

1-8841	FPL GROUP, INC. 700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000	59-2449419

State or other jurisdiction of incorporation or organization: Florida
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - Registrant's Business and Operations
Item 1.01 Entry into a Material Definitive Agreement
(A)

On October 14, 2005, the Board of Directors of FPL Group, Inc. (FPL Group), upon the recommendation of the Compensation Committee, approved certain amendments to its non-employee director compensation effective January 1, 2006.

Effective January 1, 2006, the fee paid to non-employee directors for each Committee or Board meeting attended will increase to $1,500 from $1,300 and the number of shares of FPL Group common stock to be granted to non-employee directors annually will change from 2,000 shares of common stock to a number of shares of common stock determined by dividing $100,000 by the closing price of FPL Group common stock on the effective date of the grant of such stock, rounded up to the nearest ten shares.  Such shares of common stock will be fully vested upon grant and non-employee directors may continue to defer receipt of such shares pursuant to the terms of the FPL Group Deferred Compensation Plan.  The remaining components of director compensation will remain unchanged from 2005 levels, and directors will continue to be reimbursed for travel and other out-of-pocket expenses incurred incidental to attending Board meetings.

(B)	On October 13, 2005, the Compensation Committee (the Committee) approved the following in connection with FPL Group's Supplemental Executive Retirement Plan (SERP):
	(1)

The Committee, as authorized in the SERP, designated as Class A Executives under the SERP effective January 1, 2006 the following: (i) executive officer John A. Stall and (ii) all SERP participants who (a) first became SERP participants on or after April 1, 1997 and who had not previously been designated as Class A Executives or (b) first become SERP participants on or after October 13, 2005.  Class A Executives have their annual incentive compensation, in addition to their base compensation, included in calculating the supplemental pension and supplemental matching 401(k) benefits payable to them under the SERP.  By virtue of this Committee action, effective January 1, 2006 executive officers Paul I. Cutler, Robert H. Escoto, Robert L. McGrath, John A. Stall and Edward F. Tancer will become Class A Executives.  The executive officers named in the Summary Compensation Table in FPL Group's most recent proxy statement, Lewis Hay, III, Moray P. Dewhurst, Armando J. Olivera and James L. Robo, had previously been designated as Class A Executives under the SERP and the Committee action therefore had no effect on such named executive officers.

	(2)

The Committee amended the SERP, effective January 1, 2006, to provide that all executives classified as senior officers who (i) are specifically designated by the Committee and (ii) became or become participants in the SERP on or after April 1, 1997 (collectively, the Basic Credit Criteria), will receive, with respect to their supplemental pension benefits accruing on or after January 1, 2006, (a) twice the basic pension credit and (b) for certain executives meeting the Basic Credit Criteria who were in addition both over age 40 on March 31, 1997 and employed by FPL Group or its subsidiaries from December 31, 1996 through April 1, 1997 (collectively, the Transition Credit Criteria), twice the applicable transition credit through the expiration of the transition credit period on the last day of the month in which such executive reaches age 60.

Executive officers Moray P. Dewhurst, Robert H. Escoto, Robert L. McGrath, James L. Robo and Edward F. Tancer meet the Basic Credit Criteria and under this amendment will be provided with SERP benefits in addition to those previously provided.  More specifically, with respect to benefits accruing on or after January 1, 2006 such senior officers will receive basic credits determined as a percentage of their covered earnings in accordance with the following formula:

		Completed Years of Service	Percent of Compensation
		0 - 4	9%
		5 or more	12%

Executive officers Robert H. Escoto and Robert L. McGrath also meet the Transition Credit Criteria, and this amendment will provide SERP benefits in addition to those previously provided to such executive officers.  In addition to the basic credits described above, with respect to benefits accruing on or after January 1, 2006 such officers will receive transition credits determined as a percentage of their covered earnings, as follows:

		Executive Officer	Percent of Compensation
		Robert H. Escoto	6.4%
		Robert L. McGrath	6.6%

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
FPL GROUP, INC. (Registrant)

Date: October 19, 2005

EDWARD F. TANCER

Edward F. Tancer Vice President & General Counsel